Exhibit 99.2

FORM OF

BENEFICIAL OWNER ELECTION FORM

ACTINIUM PHARMACEUTICALS, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the rights offering (the “Rights Offering”) by Actinium Pharmaceuticals, Inc., a Delaware corporation (the “Company”), of non-transferable subscription rights (the “Subscription Rights”) to purchase units (the “Units”), each such Unit comprised of a share of the Company's Common Stock, $0.001 par value (“Common Stock”), 0.25 Series A Warrants, and 0.75 Series B Warrants. Each Series A Warrant and Series B Warrant will be exercisable for one share of the Company's Common Stock.

This will instruct you whether to exercise Subscription Rights to purchase Units distributed with respect to the shares of Common Stock or participating warrants held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the prospectus supplement, dated February 15, 2018, as amended February 26, 2108, as it may be further amended from time to time (the “Prospectus Supplement”). (Check the applicable boxes and provide all required information.)

☐	Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for Units.

☐	Please EXERCISE SUBSCRIPTION RIGHTS for Units as set forth below:

	No. of Units		Per Unit Subscription Price		Payment
Basic Subscription Right	[____]	X	$0.50	=	$[____]

Over-Subscription Privilege	[____]	X	$0.50	=	$[____]

		Total Payment Required			$[____]

If you spoke with a broker who solicited such exercise, please indicate the name and contact information of the person you spoke with:             .

☐	Payment in the following amount is enclosed $______ (must match Total Payment Required above)

☐	Please deduct payment from the following account maintained by you as follows:

Type of Account:

Account No.:

Amount to be deducted: $

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

●	irrevocably elect to purchase the number of Units indicated above upon the terms and conditions specified in the Prospectus Supplement; and

●	agree that if I (we) fail to pay for the shares I (we) have elected to purchase, the exercise will be invalid.

Signature:
Name:
Title:
Address:
Telephone:
Date: , 2018